Exhibit 99.3
[LETTERHEAD OF LAZARD FRERES & CO. LLC]
The Board of Directors
Mellon Financial Corporation
One Mellon Center
500 Grant Street
Pittsburgh, Pennsylvania 15258
Members of the Board:
We hereby consent to the inclusion of our opinion letter, dated December 3, 2006, to the Board of Directors of Mellon Financial Corporation (“Mellon”) as Annex E-2 to, and reference thereto under the captions “SUMMARY — Opinions of Mellon’s Financial Advisors” and “OPINIONS OF FINANCIAL ADVISORS — Opinions of Mellon’s Financial Advisors" in, the joint proxy statement/prospectus relating to the proposed merger involving Mellon and The Bank of New York Company, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of The Bank of New York Mellon Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

LAZARD FRERES & CO. LLC

By:	/s/ Hara Amdemariam
Hara Amdemariam Managing Director

February 23, 2007